EXHIBIT 21

                             ST. JUDE MEDICAL, INC.

                         SUBSIDIARIES OF THE REGISTRANT


St. Jude Medical, Inc. Wholly Owned Subsidiaries:
o Pacesetter, Inc. - Sylmar, California, Scottsdale, Arizona, and Maven, South Carolina (Delaware corporation) (doing business as St. Jude Medical Cardiac Rhythm Management Division)
o    St. Jude Medical S.C., Inc. - St. Paul, Minnesota (Minnesota corporation)
     -    Bio-Med Sales, Inc. (Pennsylvania corporation)
     -    HeartBeat Medical, Inc. (Utah corporation)
o    St. Jude Medical Europe, Inc. - St. Paul, Minnesota (Delaware corporation)
     -    Brussels, Belgium branch
o St. Jude Medical Canada, Inc. - Mississauga, Ontario and St. Hyacinthe, Quebec (Ontario, Canada corporation)
o    151703 Canada, Inc. - St. Paul, Minnesota (Ontario, Canada corporation)
o St. Jude Medical (Hong Kong) Limited - Central, Hong Kong (Hong Kong corporation)
     -    Shanghai and Beijing, China representative offices
     -    Korean and Taiwan branch offices
     -    Mumbai, New Delhi, Calcutta and Chennai, India branch offices
o St. Jude Medical, Inc., Cardiac Assist Division - St. Paul, Minnesota (Delaware corporation) (Assets of St. Jude Medical, Inc., Cardiac Assist Division sold to Bard 1/19/96)
o St. Jude Medical Australia Pty., Ltd. - Sydney Australia (Australian corporation)
o St. Jude Medical Brasil, Ltda. - Sao Paulo and Belo Horizonte, Brazil (Brazilian corporation)
o Telectronics Medica, Ltda. - Sao Paulo, Brazil (Brazilian corporation) (ownership of Telectronics Medical, Ltda. is shared by St. Jude Medical, Inc., St. Jude Medical Brasil, Ltda. and SJM International, Inc. with 7,726,500, 5,748,283 and 10 shares, respectively)
o St. Jude Medical, Daig Division, Inc.- Minnetonka, Minnesota (Minnesota corporation)
o    St. Jude Medical Colombia, Ltda. (Bogota, Colombia) (Colombian corporation)
o    St. Jude Medical ATG, Inc. - Maple Grove, Minnesota (Minnesota corporation)
o    SJM International, Inc. - St. Paul, Minnesota (Delaware corporation)
     -    Tokyo, Japan branch


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SJM International Inc. Wholly Owned Subsidiaries
o St. Jude Medical Puerto Rico, Inc. - Caguas, Puerto Rico (Delaware corporation)
     - St. Jude Medical Puerto Rico Holding, B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Puerto Rico, Inc.)
          - St. Jude Medical Japan KK (Japanese corporation) (wholly owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.
          - St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.)
               - Telectronics B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Nederland B.V.)
          - St. Jude Medical Netherlands Distribution AB (Swedish corporation headquartered in the Netherlands) (wholly owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.)
               - St. Jude Medical Puerto Rico B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Netherlands Distribution AB)
                    -    Puerto Rico branch of St. Jude Medical Puerto Rico B.V.
               - St. Jude Medical Coordination Center (Belgium branch of St. Jude Medical Netherlands Distribution AB)
o    St. Jude Medical AB (Swedish corporation)
o    St. Jude Medical Sweden AB (Swedish corporation)
o    St. Jude Medical Danmark A/S (Danish corporation)
     - Telectronics Scandinavia Aps (Danish corporation) (wholly owned subsidiary of St. Jude Medical Danmark A/S)
o    St. Jude Medical Pacesetter Sales AB (Swedish corporation)
o St. Jude Medical (Portugal) - Distribuicao de Produtos Medicos, Lda. (Portuguese corporation)
o    St. Jude Medical Export Ges.m.b.H. (Austrian corporation)
o    St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)
o    St. Jude Medical Italia S.p.A. (Italian corporation)
o    N.V. St. Jude Medical Belgium, S.A. (Belgian corporation)
o    St. Jude Medical Espana, S.A. (Spanish corporation)
o    St. Jude Medical France S.A. (French corporation)
o    St. Jude Medical Finland O/y (Finnish corporation)
o    St. Jude Medical Sp.zo.o. (Polish corporation)
o    St. Jude Medical GmbH (German corporation)
o    St. Jude Medical UK Limited (United Kingdom corporation)
o    St. Jude Medical AG (Swiss corporation)